Exhibit 99.1

Lexaria Announces Human Clinical Study on CBD Absorption Underway

Kelowna, British Columbia – April 23, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, is pleased to announce that it has commenced a clinical study in Europe to evaluate the cardiovascular and cognitive health effects of Lexaria’s high absorption TurboCBD™ capsules.

The pharmacokinetic and pharmacodynamic data generated by this study will provide objective human performance findings that will assist in the development of the Company’s next-generation cannabinoid product formulations and be of significant benefit to the Company and its partners.

The study employs a double-blind and placebo-controlled cross-over design measuring TurboCBD™ effects both after a single 45mg dose and, on a separate day, after a single 90mg dose in 12 healthy male volunteers. The study hypothesises that, following TurboCBD™ supplementation, circulating CBD and nitric oxide will increase in most participants; that glucose and blood pressure will remain stable; and that vascular function, and cognitive performance will improve. The same DehydraTECHTM technology is being used to deliver CBD in this human study, as was used by the Company in its recent rodent-based nicotine absorption study, illustrating the wide applicability of the Company’s patented drug delivery platform.

This advanced study will utilize the latest clinical evaluation techniques to provide pharma-level pharmacokinetic and pharmacodynamic performance data of TurboCBD™, including blood sampling, physiological measures, cognitive function testing and cardiovascular function testing. Outcome measurements will include circulating CBD and nitric oxide markers, plasma glucose, plasma insulin, blood pressure, heart rate, respiration, peripheral and brain blood flow and a battery of neuropsychological performance tests.

This study was originally intended to be conducted at the University of British Columbia but policy change has resulted in a move to a medical university in Europe, where it is presently being conducted. Study results are expected within 90 days. Depending on results, a second phase clinical study in elderly is already designed and has received necessary regulatory approvals and could commence later in 2018.

Breakthrough Nicotine Absorption Results To Be Presented Tomorrow in Atlanta, GA. Separately, Lexaria announces that it is presenting the results of its recent breakthrough nicotine absorption study at the Next Generation Nicotine Delivery 2018 USA conference April 24th & 25th 2018, in Atlanta, USA. The Company has two prominent speaking appointments to present their latest ingestible nicotine absorption breakthrough: Link

To an audience of big tobacco players and regulatory representatives, Lexaria is presenting the only truly novel and unique approach to new nicotine product delivery in the industry today.

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp)
and on Facebook http://tinyurl.com/y8vzcaam

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.